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                                                                   Exhibit 23.02



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 17, 1996 included (or incorporated by reference) in Information Storage Devices, Inc.'s Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.



                                     /s/ Arthur Andersen LLP



San Jose, California
July 11, 1996